SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934

Date of Report: November 19, 1999

                           Titan Pharmaceuticals, Inc.
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               (Exact name of registrant as specified in charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

        0-27436                                           94-3171940
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(Commission File Number)                       (IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, California    94080
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: (650) 244-4990
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Item 5. Other Events

      On October 19, 1999, the Company called for redemption on November 19, 1999 of all of its outstanding class A warrants for cash at the redemption price of $.05 per warrant.

      In excess of 99% of the approximately 7.1 million outstanding class A warrants were exercised at the price of $6.02 per warrant, providing gross proceeds of approximately $42.6 million to the Company and resulting in an increase in the number of shares of common stock outstanding to approximately
22.8 million shares. In connection with the redemption, the Company entered into an advisory agreement with Deutsche Bank Securities Inc. pursuant to which the Company is paying an advisory fee of $2 million.

      The Company also entered into a termination of rights agreement with D. H. Blair Investment Banking Corp. pursuant to which the Company is paying a termination fee of approximately $1.1 million.

      Reference is made to the related press release filed as Exhibit 99.1 hereto, which is incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

      (c) Exhibits

            99.1  Press Release dated November 29, 1999

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TITAN PHARMACEUTICALS, INC.


                                    By: /s/ Louis R. Bucalo
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                                        Louis R. Bucalo, M.D.
                                        President and Chief Executive Officer

Dated: December 3, 1999